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                                                                     EXHIBIT n.2


                        [CHAPMAN AND CUTLER LETTERHEAD]


                                November 6, 2002


Nuveen Arizona Dividend
Advantage Municipal Fund 3
333 West Wacker Drive
Chicago, Illinois 60606


Re:  Nuveen Arizona Dividend Advantage Municipal Fund 3
     (1933 Act No. 333-100218, 1940 Act No. 811-21157)


Ladies/Gentlemen:

     We hereby consent to the use of our name and to the reference to our firm under the caption "Arizona Tax Matters" in the above-listed Registration Statement and under the captions "Arizona Tax Matters" and "Legal Opinions" in the related Prospectus.



                                        Very truly yours,



                                        /s/ Chapman and Cutler
                                        ---------------------------------------



                                        CHAPMAN AND CUTLER


MCGarcia/rao